SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement           |_|  Confidential, for Use of the
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|_|  Definitive Additional Materials            Rule 14a-6(e)(2))
|_|  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                              ENGLOBAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

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

                                    ENGlobal

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               AND PROXY STATEMENT

                                 April 29, 2008

Dear Stockholder:

     I am pleased to invite you to the Annual Meeting of Stockholders of ENGlobal Corporation ("ENGlobal"). The meeting will be held at The Downtown Club at Plaza, 910 Louisiana St., 49th Floor, Houston, Texas on Thursday, June 19, 2008 at 10:00 a.m., local time.

     At the meeting, you and the other stockholders will be asked to vote on the following:

     o    the election of four Directors to the Board of Directors of ENGlobal;
          and

     o any other business which properly comes before the meeting or at any adjournment or postponement thereof.

     This year we are furnishing proxy materials to our stockholders over the Internet. You may read, print and download our proxy statement and annual report at http://www.proxyvote.com. On or about May 9, 2008, we will mail our stockholders a notice containing instructions on how to access our proxy materials and vote online. The notice also provides instructions on how you can request proxy materials to be sent to you by mail or email and how you can enroll to receive proxy materials by mail or email for future meetings.

     Stockholders of record at the close of business on April 21, 2008 are entitled to vote. Each share entitles the holder to one vote. You can vote over the Internet at http://www.proxyvote.com or by casting a ballot at the meeting. You may also vote by telephone by following the instructions found on the Internet site. If you request to receive proxy materials by mail or email, you may vote by any of the above methods or by mailing a proxy card. For specific voting information, see "General Information" beginning on page 1 of the enclosed proxy statement. Please vote in advance of the meeting even if you plan to attend the meeting.

     Attendance is limited to stockholders of ENGlobal, their proxy holders and our guests. Check-in will begin at 9:00 a.m. Stockholders holding stock in brokerage accounts must bring a brokerage statement or other evidence of share ownership as of April 21, 2008 in order to be admitted to the meeting.

                                                  Sincerely,


                                                  /s/ William A. Coskey

                                                  William A. Coskey, P.E.
                                                  Chairman of the Board and
                                                  Chief Executive Officer

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                                    ENGlobal

                       2008 ANNUAL MEETING OF STOCKHOLDERS
                                 PROXY STATEMENT

                                TABLE OF CONTENTS
                                -----------------
                                                                                 Page
                                                                                 ----
GENERAL INFORMATION ................................................................1
CORPORATE GOVERNANCE ...............................................................3
   Our Governance Practices ........................................................4
     Corporate Governance Guidelines ...............................................4
     Corporate Code of Conduct .....................................................4
   The Board of Directors ..........................................................4
     Board Size; Meetings of the Board .............................................4
     Executive Sessions; Lead Director .............................................4
     Director Independence .........................................................5
     Director Attendance at Annual Meetings ........................................5
     Board Evaluation Process ......................................................5
     Director Elections ............................................................5
   Committees of the Board of Directors ............................................5
     Committee Composition and Meetings ............................................5
     Summary of Committee Responsibilities .........................................5
       Audit Committee .............................................................5
       Nominating & Corporate Governance Committee .................................6
       Compensation Committee ......................................................6
     Compensation Committee Interlocks and Insider Participation ...................7
   Director Nominations ............................................................7
     Consideration of Director Nominees ............................................7
       Stockholder Nominees ........................................................7
       Director Qualifications .....................................................7
       Identifying and Evaluating Nominees for Director ............................8
     Communications with the Board .................................................8
ITEMS TO BE VOTED ON BY STOCKHOLDERS ...............................................8
   Item 1: Election of Directors ...................................................8
     Nominees ......................................................................8
     Recommendation of the Board ..................................................10
   Executive Officers .............................................................10
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .......................11
   Directors and Executive Officers ...............................................11
   Principal Stockholders .........................................................12
   Section 16(a) Beneficial Ownership Reporting Compliance ........................13
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ....................................13
EXECUTIVE COMPENSATION ............................................................13
   Compensation Discussion and Analysis ...........................................13
   Compensation Committee Report ..................................................19
   Executive Compensation Tables ..................................................20
     Summary Compensation Table ...................................................20

                                TABLE OF CONTENTS
                                -----------------
                                                                                 Page
                                                                                 ----
     Severance ....................................................................20
     Grants of Plan-Based Awards ..................................................22
     Outstanding Equity Awards at Year End ........................................22
     Option Exercises and Stock Vested ............................................22
   Review of and Conclusion Regarding all Components of Executive Compensation ....23
DIRECTOR COMPENSATION .............................................................23
AUDIT MATTERS .....................................................................24
   Report of the Audit Committee of the Board of Directors ........................24
   Principal Auditor Fees .........................................................25
OTHER MATTERS .....................................................................26
STOCKHOLDER PROPOSALS FOR 2009 ....................................................26
ANNUAL REPORT TO STOCKHOLDERS .....................................................27
APPROVAL OF THE BOARD OF DIRECTORS ................................................27
APPENDIX A: AUDIT COMMITTEE CHARTER ..............................................A-1





















                                       ii
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

                               GENERAL INFORMATION

     We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of ENGlobal Corporation ("ENGlobal") for the 2008 Annual Meeting of Stockholders (the "Meeting") and for any adjournment or postponement of the Meeting. In this proxy statement, we refer to ENGlobal as the "Company," "we," "our" or "us."

     We are making these proxy materials available to you on the Internet. On or about May 9, 2008, we will mail a notice to our stockholders containing instructions on how to access the proxy materials at http://www.proxyvote.com and vote online. In addition, stockholders may request proxy materials to be sent to them by mail or email.

Who is soliciting my proxy?

     We, the Board of Directors of ENGlobal, are making these proxy materials available to you in connection with our solicitation of proxies for use at the Meeting. Specified directors, officers, and employees of ENGlobal may also solicit proxies on our behalf by mail, phone, fax, or in person.

Who is paying for this solicitation?

     ENGlobal will pay for the solicitation of proxies, including the cost of preparing and assembling these proxy materials, making these proxy materials available on the Internet, mailing notices to our stockholders, and mailing these proxy materials to our stockholders on request. We have retained and pay a fee to Broadridge Financial Solutions, Inc. to assist us in making our proxy materials available on the Internet and tabulating our proxies, but we pay no separate compensation solely for the solicitation of proxies.

What is the purpose of the Meeting?

     At the Meeting, stockholders will be asked to elect directors.

Who is entitled to vote at the Meeting?

     Only stockholders of record at the close of business on April 21, 2008, the record date for the Meeting, are entitled to receive notice of and participate in the Meeting. If you were a stockholder of record on that date, you are entitled to vote all of the shares you held on that date at the Meeting, or any postponements or adjournments of the Meeting.

     o If your shares are registered directly in your name, you are the holder of record of these shares and we will send the notice directly to you.

     o If you hold your shares in a brokerage account or through a bank or other holder of record, you hold the shares in "street name," and your broker, bank or other holder of record will send the voting instructions to you.

How many votes do I have?

     You have one vote for each share of our Common Stock you owned as of the record date for the Meeting, or any postponements or adjournments of the Meeting.

How do I vote?

     You may vote over the Internet at http://www.proxyvote.com by following the instructions provided in the notice mailed to you or by voting in person at the Meeting. You may also vote by telephone by following the instructions found on the Internet site. If you request proxy materials by mail or email, you may vote by any of the above methods or by mailing a proxy card.

     If you hold your shares in street name, you have the right to direct your broker, bank or other holder of record how to vote by following the instructions sent to you by the holder of record. If you desire to vote in person at the Meeting, as a holder in street name, you must provide a legal proxy from your bank, broker or other holder of record.

May I change my vote?

     Yes, you may change your vote at any time prior to the vote tabulation at the Meeting by (a) voting in person at the Meeting, (b) casting a vote over the Internet or by telephone at a later date or (c) sending a written notice of revocation to our Corporate Secretary by mail to ENGlobal Corporation, 654 N. Sam Houston Pkwy. E, Suite 400, Houston, Texas 77060-5914 or by facsimile at
(281) 878-1011. If you request proxy materials by mail or email, you may also change your vote by mailing a proxy card with a later date. If you recast your vote, only your later dated proxy (whether cast by Internet, telephone, mail or in person) will be counted.

What are the Board's recommendations?

     The Board's recommendations are set forth together with the description of each item in this proxy statement. The Board recommends a vote FOR election of four directors to our Board to serve until the next annual meeting of stockholders.

     If any other matter properly comes before the Meeting, William A. Coskey, P.E. and R.W. (Bob) Raiford (the "Proxy Holders") will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

How many votes must be present to hold the Meeting?

     We will have a quorum, and will be able to conduct the business of the Meeting, if the holders of a majority of shares of Common Stock outstanding and entitled to vote are represented in person or by proxy at the Meeting. As of the record date, 27,063,541 shares of Common Stock, representing the same number of votes, were outstanding. The presence of the holders of at least 13,531,772 shares of Common Stock will be required to establish a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the quorum. For more information regarding broker non-votes, see "How are my votes counted?" below.

What vote is required to approve each item?

     The election of directors is decided by a plurality of the votes cast. For this purpose, "plurality" means that the individuals receiving the largest number of votes, whether or not they receive a majority of the votes, are elected as directors, up to the maximum number of directors to be chosen at the election. You may either vote "FOR" or "ABSTAIN" from voting for the Company's director nominees. If you "ABSTAIN" with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee.

How are my votes counted?

     You may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN" on voting for any nominee for director, your vote will not be counted as a vote cast.

     Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the applicable stock exchange on which a broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. This year, all of the proposals are considered discretionary items, which means that if you do not instruct the broker on how to vote on the proposals, your broker has the authority to vote your shares.

What if I do not mark a voting choice for some of the matters listed on my proxy card?

     If you request proxy materials by mail or email and send a proxy card without indicating your vote, your shares will be voted "FOR" the director nominees listed on the proxy card.

Could other matters be decided at the Meeting?

     We do not know of any matters that will be considered at the Meeting other than the items set forth in this proxy statement. If other matters are properly raised at the Meeting, your proxy authorizes the Proxy Holders to vote as they think best, unless authority to do so is withheld by you in your proxy.

What happens if the Meeting is postponed or adjourned?

     If the Meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted at the Meeting.

How do I get copies of the exhibits filed with ENGlobal's Form 10-K?

     We are furnishing our annual report to our stockholders over the Internet. You may read, print and download our annual report at http://www.proxyvote.com. You may request the annual report be sent to you by mail or email by following the instructions on the notice of internet availability mailed to you on May 9, 2008. ENGlobal will provide to any stockholder as of the record date, who so specifically requests in writing, copies of the exhibits filed with ENGlobal's Form 10-K for a reasonable fee. Requests for such copies should be directed to Corporate Secretary, ENGlobal Corporation, 654 N. Sam Houston Parkway E., Suite 400, Houston, Texas 77060-5914. The annual report may also be read, downloaded and printed at www.englobal.com. In addition, copies of all exhibits filed electronically by ENGlobal may be reviewed and printed from the SEC's website at: www.sec.gov.

                              CORPORATE GOVERNANCE

     The following section summarizes information about our corporate governance policies, our Board and its committees and the director nomination process.

                            Our Governance Practices

Corporate Governance Guidelines

     We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders. During the past year, we continued to review our corporate governance policies and practices, the corporate governance rules and regulations of the SEC, the listing standards of AMEX, the stock exchange on which our shares of Common Stock were traded until December 18, 2007, and the listing standards of NASDAQ, the stock exchange on which our shares of Common Stock are traded, beginning December 18, 2007.

     In 2007, we reviewed our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee Charters, Corporate Code of Conduct, and other policies and procedures required by applicable law or stock exchange listing standards. You can access and print these documents from the "Investor Relations" section of our website at www.englobal.com or you can request copies at no cost by writing us at ENGlobal Corporation, 654 N. Sam Houston Parkway E., Suite 400, Houston, TX 77060-5914, Attention: Investor Relations.

Corporate Code of Conduct

     The Company has adopted a Corporate Code of Conduct that applies to all of the Company's directors, officers and employees in accordance with the NASDAQ listing standards. The purpose and role of this code is to focus our officers, directors, and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and help enhance and formalize our culture of integrity, honesty and accountability. We have posted our Code of Conduct on the "Investor Relations" section of our website at www.englobal.com to satisfy the disclosure requirement under Item 5.05 of Form 8-K.

     The Company also has a Code of Ethics applicable to the Chief Executive Officer and certain senior financial officers of the Company that complies with
Item 406 of Regulation S-K of the Exchange Act and with applicable NASDAQ rules. As discussed above, we will disclose on our website waivers of or amendments to the Code of Ethics granted to the Chief Executive Officer or the senior financial officers subject to our Code of Ethics.

                             The Board of Directors

Board Size; Meetings of the Board

     Our Board currently has four members (its authorized size). During 2007, the Board met ten times and each director attended 95% of the meetings. For information regarding meetings of the committees of our Board, see "Committees of the Board of Directors--Committee Composition and Meetings" below.

Executive Sessions; Lead Director

     In 2007, the Company held five executive sessions of its Non-employee Directors, Messrs. Gent, Hale and Roussel. Any Non-Employee Director can request that an executive session be scheduled. Mr. Gent has served as the Company's Lead Independent Director since 2002, and was re-elected in 2008.

Director Independence

     The Board has determined that no director has a relationship which, in the opinion of the Board, would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director, and that all directors, except Mr. Coskey, meet the criteria for independence under the NASDAQ listing standards. The Board has also determined that the members of each of its committees, including the Audit Committee, meet the criteria for membership applicable to each committee under the NASDAQ listing standards and applicable SEC rules and regulations.

Director Attendance at Annual Meetings

     All of our directors attended the 2007 annual meeting and we expect all directors standing for reelection will attend the 2008 Meeting.

Board Evaluation Process

     The Nominating & Corporate Governance Committee conducts an annual evaluation to determine whether the Board, its committees and its members are functioning effectively. The evaluation focuses on the Board's (and each Board committee's and member's) contribution as a whole to us and on areas that the Board, any Board committee, any individual director and/or management believe can be improved.

Director Elections

     Directors will be elected by a favorable vote of a plurality of the shares of common stock present, in person or by proxy, at the Meeting and entitled to vote.

                      Committees of the Board of Directors

Committee Composition and Meetings

     Each of our directors attended at least 95% of the total meetings held by all Board committees on which they served in 2007.

      Committee                      Members               # of Meetings in 2007
      ---------                      -------               ---------------------

Audit Committee            Randall B. Hale (Chairperson)
                           David W. Gent
                           David C. Roussel                          7
Compensation Committee     David C. Roussel (Chairperson)
                           David W. Gent                             5
                           Randall B. Hale
Nominating & Corporate     David W. Gent (Chairperson)
Governance Committee       Randall B. Hale                           2
                           David C. Roussel

Summary of Committee Responsibilities

     All of our committee charters are available at www.englobal.com.

Audit Committee

     The purposes of the Audit Committee are to oversee:

     o    the quality and integrity of our financial statements;
     o    our compliance with legal and regulatory requirements; and
     o our independent auditors' qualifications, independence and performance.

     In addition, the Audit Committee annually reviews our disclosures regarding deficiencies, if any, in the design or operation of internal controls.

     The Board has determined that Mr. Hale is qualified as an audit committee financial expert under the SEC's rules and regulations. In addition, the Board has determined that each member of the Audit Committee has the requisite accounting and related financial management expertise under the NASDAQ Stock Market listing standards.

Nominating & Corporate Governance Committee

     The purposes of the Nominating & Corporate Governance Committee are to:

     o assist the Board by identifying individuals qualified to become Board members and recommend to the Board director nominees for election at the annual meetings of stockholders or for appointments to fill vacancies;
     o recommend to the Board director nominees for each Board committee and advise the Board on the appropriate composition of the Board and its committees;
     o    make an annual report to the Board on succession planning;
     o advise the Board about and recommend to the Board appropriate corporate governance practices and assist the Board in implementing those practices; and
     o implement the annual performance review process for the Board and its committees.

     In addition, the Nominating & Corporate Governance Committee reviews all relationships each director has with us and reports the results of its review to the Board with appropriate recommendations, if any, for approval.

Compensation Committee

     The purposes of the Compensation Committee are to:

     o review, evaluate and approve our agreements, plans, policies and programs to compensate our officers and directors;
     o    oversee our plans, policies and programs to compensate our employees;
     o review the Compensation Discussion and Analysis and, based on that review and discussion, determine whether to recommend to the Board that the Compensation Discussion and Analysis be included in our annual report or proxy statement for the Meeting;
     o    produce a report for inclusion in our proxy statement for the Meeting;
     o evaluate the performance of our Chief Executive Officer and executives;
     o set the compensation for our Chief Executive Officer and such other executives as the Compensation Committee deems appropriate and otherwise discharge the Board's responsibilities relating to compensation of our officers and directors; and
     o encourage stock ownership by directors and executives, including through the use of equity compensation programs.

     The Compensation Committee has discretion to establish and delegate some or all of its authority to subcommittees. During 2007, the Compensation Committee did not establish or utilize a subcommittee for considering or determining executive or director compensation, and it has no current plans to do so. For information regarding the Compensation Committee's role in setting compensation, see "Executive Compensation--Compensation Discussion and Analysis" and "Director Compensation." For information regarding the role of our executive officers in setting compensation, see "Executive Compensation--Compensation Discussion and Analysis."

Compensation Committee Interlocks and Insider Participation

     During 2007, all members of the Compensation Committee were independent directors and no member is or was our employee. During 2007, none of our executives served on a compensation committee (or equivalent) or a board of directors of another entity that had an executive serving on our Compensation Committee or Board.

                              Director Nominations

Consideration of Director Nominees

     Stockholder Nominees

     The Non-employee Directors will carefully consider all qualified director candidates, whether such candidates are recommended by a stockholder or otherwise. Any stockholder wishing to recommend a director candidate for the 2009 Annual Meeting of Stockholders should submit his nomination before January 1, 2009 to ENGlobal Corporation, 654 N. Sam Houston Parkway E., Suite 400, Houston, TX 77060-5914, Attention: Corporate Secretary. Nominations should include the following information in order to facilitate the Non-employee Directors' review and consideration:

     o the name, telephone number and address of the recommending stockholder;
     o the name, age, business address and residence of the director candidate;
     o the principal occupation or employment of the director candidate for the past five years;
     o a description of the director candidate's qualifications to serve as a director, including financial expertise and why the candidate qualifies or does not qualify as "independent" under the NASDAQ listing standards;
     o the number of shares of the Company's Common Stock beneficially owned by the director candidate, if any;
     o a description of any arrangements or understandings between the recommending stockholder and the director candidate, if any, or any other person for whom the recommending stockholder is making the recommendation; and
     o whether or not the recommending stockholder and the director candidate consent to being named in the Company's Proxy Statement with respect to disclosures regarding the nomination process.

     No candidate for election to our Board has been recommended within the preceding year by a beneficial owner of 5% or more of our Common Stock.

     Director Qualifications

     The Nominating and Corporate Governance Committee establishes criteria for selecting new members of the Board. The Board as a whole should reflect a range of skills, knowledge and experience in areas of importance to the Company. Directors must be committed to upholding the highest standards of personal and professional integrity and to representing the interests of all stockholders, not particular stockholder constituencies. The Nominating and Corporate Governance Committee places no specific restrictions on the number of terms directors may serve or other Boards on which a director may sit, but directors must possess sufficient time and energy to carry out their duties effectively. A majority of directors must be "independent" under the NASDAQ listing standards. No director will qualify as "independent" unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In determining whether a director is independent, the Board will broadly consider all relevant facts and circumstances.

     Identifying and Evaluating Nominees for Directors

     The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, stockholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for the Board.

Communications with the Board

     Stockholders may communicate with the Board, Board committees, Non-employee Directors as a group and individual directors by submitting their communications in writing to ENGlobal Corporation, 654 N. Sam Houston Parkway E., Suite 400, Houston, TX 77060-5914, Attention: Corporate Secretary. Any communication must contain:

     o a representation that the stockholder is a holder of record of our capital stock;
     o the name and address, as they appear on our books, of the stockholder sending the communication; and
     o the number of shares of our capital stock that are beneficially owned by such stockholder.

     ENGlobal's Corporate Secretary will distribute such communications to the intended recipient upon receipt, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding the communication.

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                      ITEMS TO BE VOTED ON BY STOCKHOLDERS

Item 1.   Election of Directors

Nominees

     The number of directors of the Company has been set at four in connection with the Annual Meeting. At the Annual Meeting, you and the other stockholders will elect four individuals to serve as directors until the next annual meeting of stockholders, until their successors are duly elected or appointed or until their death, resignation, or removal. Each of the nominees is currently a member of the Board of Directors (the "Board").

     The individuals named as proxies will vote the attached or enclosed proxy for the election of all nominees, unless you direct them to withhold your votes. If any nominee becomes unable to serve as a Director before the Annual Meeting, an event that is not presently anticipated, discretionary authority may be exercised by the persons named as proxies to vote for substitute nominees proposed by the Board of Directors.

     There are no arrangements or understandings between ENGlobal and any person pursuant to which such person has been elected as Director.

     The nominees for Director, each of whom has consented to serve, if elected, are as follows:

                              Director
Name of Nominee                 Since      Age    Principal Occupation During the Last 5 Years
---------------                 -----      ---    --------------------------------------------

William A. Coskey, P.E.         1994       55     Mr. Coskey has served as Chief Executive Officer since April
Chairman of the Board                             2007 and Chairman of the Board since June 2005. He founded
and Chief Executive Officer                       ENGlobal in 1985 and, until December 2001, served as
                                                  Chairman of the Board, Chief Executive Officer and President
                                                  of the Company. From 2001 to 2003, he served as Chief
                                                  Operating Officer and held the position of President from
                                                  2001 to June 2005. Mr. Coskey, an honors graduate, received a Bachelor of Science in Electrical Engineering from Texas
                                                  A&M University in 1975 and is a Registered Professional
                                                  Engineer. Mr. Coskey has served on the Texas A&M University
                                                  Electrical Engineering Department Advisory Council since
                                                  1999, and as Chairman of the Council since 2006.

David W. Gent, P.E.             1994       55     Mr. Gent has served as a Director of ENGlobal since June
                                                  1994, is Chairman of the Nominating & Corporate Governance
                                                  Committee and is a member of the Audit and Compensation
                                                  Committees. Mr. Gent has served as the Company's Lead
                                                  Independent Director since 2002. Since 1991, Mr. Gent has
                                                  held various positions for Bray International, Inc., an
                                                  industrial flow control manufacturer located in Houston,
                                                  Texas. Since 2005, Mr. Gent has served as Senior Vice
                                                  President of Bray International and is responsible for
                                                  overseeing worldwide engineering, information services, and training. Mr. Gent, an honors graduate, received a Bachelor of Science in Electrical Engineering from Texas A&M
                                                  University in 1975 and an MBA from Houston Baptist
                                                  University. He is a Registered Professional Engineer and a
                                                  senior member of the Instrument Society of America. Mr. Gent serves on the Texas A&M University Electrical Engineering
                                                  Department Advisory Council, chairs the Bray International,
                                                  Inc. 401(k) committee and is the Bray representative on
                                                  various councils including the Open DeviceNet Vendors
                                                  Association and American Water Works Association. He also
                                                  holds several patents in the field of industrial flow
                                                  controls.

Randall B. Hale                 2001       45     Mr. Hale has served as a Director of ENGlobal since December
                                                  2001, and is Chairman of the Audit Committee and a member of the Compensation and Nominating & Corporate Governance
                                                  Committees. Mr. Hale was appointed Chairman of ConGlobal
                                                  Industries, Inc., a provider of intermodal services to the shipping industry, in September 2004. From February 2003 to
                                                  September 2004, Mr. Hale was the President and Chief
                                                  Executive Officer of Container Care International, Inc., an
                                                  intermodal services company. Previously, Mr. Hale was a Vice
                                                  President of Equus Capital Management Corporation, a manager of private equity investment funds, from November 1992 to
                                                  February 2003, and a Director of Equus from February 1996 to
                                                  February 2003. Mr. Hale received a BBA in Business
                                                  Administration from Texas A&M University in 1985 and is a
                                                  certified public accountant.

                              Director
Name of Nominee                 Since      Age    Principal Occupation During the Last 5 Years
---------------                 -----      ---    --------------------------------------------

David C. Roussel                2001       58     Mr. Roussel has served as a Director of the Company since
                                                  December 2001, and is Chairman of the Compensation Committee
                                                  and a member of the Audit and Nominating and Corporate
                                                  Governance Committees. Mr. Roussel is a Vice President with
                                                  Jefferies Randall & Dewey, a leading mergers and
                                                  acquisitions advisor in the global oil and gas industry, and is responsible for managing acquisition and divestiture
                                                  projects on behalf of clients. Jefferies Randall & Dewey is a division of Jefferies & Company, Inc., a global investment bank and institutional securities firm. From 1998 to 2002,
                                                  Mr. Roussel's primary occupation was independent business
                                                  consultant. Mr. Roussel received a Bachelor of Science
                                                  degree in Mechanical Engineering from Iowa State University in 1971 and completed the Harvard Advanced Management
                                                  Program in 1992.

Recommendation of the Board

      THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES
                       TO SERVE AS DIRECTORS OF ENGLOBAL.

Executive Officers

     Set forth below is a brief description of the business experience of each Named Executive Officer of ENGlobal Corporation, as defined in Item 402 of Regulation S-K (the "Named Executive Officers"), except Mr. Coskey, whose biography is listed above.

Name of Executive Officer       Position       Age   Principal Occupation During the Last 5 Years
-------------------------       --------       ---   --------------------------------------------

Robert W. Raiford           Chief Financial    63    Mr. Raiford has served as Chief Financial Officer and
                            Officer and              Treasurer of ENGlobal since December 2001. Mr. Raiford
                            Treasurer                joined Petrocon Engineering in 1979 and prior to joining
                                                     ENGlobal, he served as Executive Vice President, Chief
                                                     Financial Officer, Secretary and Treasurer of Petrocon and
                                                     as a director and Secretary of various Petrocon
                                                     subsidiaries. Mr. Raiford received an MBA in 1974 and a BBA in Business Management in 1968 from Lamar University.

Michael M. Patton, P.E.     Senior Vice        55    Mr. Patton joined ENGlobal in 1999, and was appointed Senior
                            President,               Vice President of Business Development of ENGlobal in 2002.
                            Business                 From November 2004 to January 2006, Mr. Patton also served
                            Development              as President of the Western Division of ENGlobal
                                                     Engineering, Inc. and has been the sponsor for the Technical
                                                     Services division since January 2004. Mr. Patton is a
                                                     Registered Professional Engineer and earned a Bachelor of
                                                     Science degree in Electrical Engineering from University of
                                                     Oklahoma in 1975.

Name of Executive Officer       Position       Age   Principal Occupation During the Last 5 Years
-------------------------       --------       ---   --------------------------------------------

R. David Kelley                 Senior Vice    56    Mr. Kelley has served as the Senior Vice President of
                                President,           Corporate Services since November 2006. He served as
                                Corporate            President of ENGlobal Engineering, Inc.'s Western Division
                                Services             from January 2006 to November 2006 and as a consultant to
                                                     the Company from December 2004 to January 2006. From
                                                     September 1995 to November 2004, Mr. Kelley concurrently
                                                     served as the President of Aker Kvaerner's Process Services
                                                     Company and its Panamanian subsidiary, Investigacion Y
                                                     Evaluacion Ambiental (IEA). He has considerable
                                                     international operations experience including experience in the Middle East, Caribbean, and Central America. Mr. Kelley
                                                     graduated from Texas Wesleyan University with a BBA in
                                                     Accounting.


           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Executive Officers

     The following table shows the number of shares of our Common Stock beneficially owned as of March 31, 2008 by each director, the executives named in the "Summary Compensation Table" and all directors and executives as a group. None of these shares are pledged as security.

                                                                        Amount and Nature of
                                                                        Beneficial Ownership    Percent of
    Name of Beneficial Owner                    Position                        (1)              Class (1)
---------------------------------- ------------------------------------ --------------------    ----------

Mr. Coskey.......................  Chairman and CEO                         8,869,386(2)          32.77%
Mr. Gent.........................  Independent Director                       237,500(3)               *
Mr. Hale.........................  Independent Director                       172,500(4)               *
Mr. Roussel......................  Independent Director                       177,500(5)               *
Mr. Raiford......................  Treasurer and CFO                          250,693(6)               *
Mr. Patton.......................  Senior Vice President - Business           113,000(7)               *
                                   Development
Mr. Kelley.......................  Senior Vice President - Corporate           12,085(8)               *
                                   Services
Mr. Burrow.......................  Former President and Chief                 476,247(9)               *
                                   Executive Officer
All current directors, nominees,                                            9,832,664(10)         35.23%
and Named Executive Officers as
a group (7 persons)..............                  --

--------------------------
* Represents less than 1% of the shares of Common Stock outstanding.

(1) Beneficial ownership of Common Stock has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power with respect to such securities, has the right to acquire beneficial ownership within 60 days, or acquires such securities with the purpose or effect of changing or influencing the control of ENGlobal.
(2) Includes 8,839,286 shares of Common Stock held in the name of Alliance 2000, Ltd., whose general partner, BHC Management Corporation, is jointly owned by Mr. Coskey and his spouse. Mr. Coskey has shared power to vote and dispose of such shares. Also includes 30,000 shares of Common Stock held in the name of Mr. Coskey for the benefit of his children.
(3) In accordance with Rule 13d-3(d)(1)(i)(A), options held by Mr. Gent to acquire an aggregate 237,500 shares of Common Stock that are exercisable on or within 60 days of March 31, 2008
(4) In accordance with Rule 13d-3(d)(1)(i)(A), options held by Mr. Hale to acquire an aggregate 172,500 shares of Common Stock that are exercisable on or within 60 days of March 31, 2008.
(5) In accordance with Rule 13d-3(d)(1)(i)(A), options held by Mr. Roussel to acquire an aggregate 177,500 shares of Common Stock that are exercisable on or within 60 days of March 31, 2008.
(6) In accordance with Rule 13d-3(d)(1)(i)(A), options held by Mr. Raiford to acquire an aggregate 250,693 shares of Common Stock that are exercisable on or within 60 days of March 31, 2008.


(7) Includes 5,000 shares of Common Stock held in a trust for the benefit of Mr. Patton. Mr. Patton has sole power to vote and dispose of such shares.
     In addition, in accordance with Rule 13d-3(d)(1)(i)(A), includes options held by Mr. Patton to acquire an aggregate 108,000 shares of Common Stock that are exercisable on or within 60 days of March 31, 2008.
(8) In accordance with Rule 13d-3(d)(1)(i)(A), options held by Mr. Kelley to acquire an aggregate 12,085 shares of Common Stock that are exercisable on or within 60 days of March 31, 2008.
(9)  Mr. Burrow resigned as President and Chief Executive Officer of the Company
     May 18, 2007 and April 2, 2007, respectively. Includes 371,705 shares of
     Common Stock held by Mr. Burrow's family limited partnership, for which Mr.
     Burrow serves as general partner. The foregoing is derived from information set forth in a Schedule 13G/A filed with the SEC on February 14, 2008 by Mr. Burrow.
(10) In accordance with Rule 13d-3(d)(1)(i)(A), includes options to acquire an aggregate 9,832,664 shares of Common Stock that are exercisable on or within 60 days of March 31, 2008. The number of shares beneficially owned by all directors and executives as a group represents approximately 35% of our outstanding common stock as of March 31, 2008.

Principal Stockholders

     The following table sets forth information about persons whom we know to be the beneficial owners of more than 5% of our issued and outstanding Common Stock based solely on our review of the Schedule 13G Statement of Beneficial Ownership filed by these persons with the SEC as of the date of such filing:

                                                   Amount and Nature of
        Name and Address                           Beneficial Ownership    Percent of
       of Beneficial Owner             Position            (1)              Class (1)
       -------------------             --------            ---              ---------

Alliance 2000, Ltd.                       --           8,839,286(2)          32.66%
   c/o 654 N. Sam Houston Pkwy. E.
   Suite 400
   Houston, TX 77060-5914
FMR LLC                                   --           3,503,821(3)          12.95%
Edward C. Johnson 3d
   82 Devonshire Street
   Boston, MA  02109
Tontine Overseas Associates, L.L.C.       --           2,693,700(4)           9.95%
Tontine Capital Partners, L.P.
Tontine Capital Management, L.L.C.
Jeffrey L. Gendell
   55 Railroad Avenue, 3rd Floor
   Greenwich, CT  06830
-------------------------------

(1) Beneficial ownership of Common Stock has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power with respect to such securities, has the right to acquire beneficial ownership within 60 days, or acquires such securities with the purpose or effect of changing or influencing the control of ENGlobal.
(2) Alliance 2000, Ltd. ("Alliance") is a Texas limited partnership whose general partner, BHC Management Corporation, is jointly owned by Mr. Coskey and his spouse. Of these shares, 2,600,000 are held subject to an Option
     Pool Agreement pursuant to which options are granted to certain employees of ENGlobal and its subsidiaries.
(3) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section
     203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,027,080 shares or 11.203% of the Common Stock outstanding of ENGlobal as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Small Cap Stock Fund, amounted to 2,084,460 shares or 7.714% of the Common Stock outstanding. The foregoing is derived from information set forth in a Schedule 13G/A filed with the SEC on February 14, 2008 by Edward C. Johnson 3d and FMR LLC. Each has sole power to dispose of the 3,027,080 shares owned by the Funds.
(4) Tontine Overseas Associates, L.L.C., serves as investment manager to Tontine Capital Overseas Master Fund, L.P. Tontine Capital Management,
     L.L.C. is the general partner, and thus has the power to direct the affairs, of Tontine Capital Partners, L.P. Jeffrey L. Gendell is the managing member of Tontine Overseas Associates, L.L.C. and Tontine Capital
     Management, L.L.C. As of January 9, 2007, Tontine Capital Management,
     L.L.C. and Tontine Capital Partners, L.P. had shared power to vote and dispose of 2,619,400 shares of Common Stock, Tontine Overseas Associates,
     L.L.C. had shared power to vote and dispose of 74,300 shares of Common
     Stock, and Jeffrey L. Gendell shares power to vote and dispose of 2,693,700 shares of Common Stock. The foregoing is derived from information set forth in a Schedule 13G/A filed with the SEC on January 16, 2007 by Jeffrey L.
     Gendell, individually, and as managing member of Tontine Capital
     Management, L.L.C., general partner of Tontine Capital Partners, L.P. and as managing member of Tontine Overseas Associates, L.L.C.

                                       12

Section 16(A) Beneficial Ownership Reporting Compliance

     Under U.S. securities laws, directors, executive officers and persons holding more than 10% of Common Stock must report their initial ownership of Common Stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for such reports and ENGlobal must identify in this Proxy Statement those persons who did not file such reports when due.

     Based solely upon a review of Forms 3 and 4 and any amendments furnished to ENGlobal during our fiscal year ended December 31, 2007 and any amendments furnished to ENGlobal with respect to the same fiscal year, we believe that our Directors, officers, and greater than 10% beneficial owners complied with all applicable Section 16 filing requirements, except for the following: (1) on December 11, 2007, Mr. Michael Lee, President of the Company's land group, filed a Form 4 representing two sales totaling 15,400 shares of Common Stock between the prices of $12.31 and $12.40 on December 7, 2007 and December 10, 2007; (2) on August 16, 2007, Mr. Lee filed a Form 4 representing three sales totaling 22,100 shares of Common Stock between the prices of $10.62 and $10.95 from August 13, 2007 to August 15, 2007; (3) on July 6, 2007, Messrs. Gent, Hale and Roussel filed separate Form 4s reporting an option grant on June 14, 2007.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Board of Directors has adopted a policy requiring that all transactions between the Company and its officers, directors, principal stockholders and their affiliates be on terms no less favorable to the Company than could be obtained from unrelated third parties and that any such transactions be approved by a majority of the disinterested members of the Company's Board. The Company's Audit Committee is responsible for the review and assessment of all related party transactions.

     The Board has determined that no related party transactions existed during fiscal 2007. See "Corporate Governance--Our Governance Practices" for a discussion of our policies and procedures related to conflicts of interest.

                             EXECUTIVE COMPENSATION

                       Compensation Discussion & Analysis

     This Compensation Discussion and Analysis generally describes the development and current composition of our executive and director compensation programs and policies, and discusses the philosophy and principles underlying those policies and programs. It also gives greater context to the data presented in the tables and narratives that follow. This discussion should be read in conjunction with such tables, which follow beginning on page 20 of this Proxy Statement.

What is our executive compensation program designed to reward?

     Our executive compensation program is designed to reward individual performance and to achieve strategic business objectives that are aimed at growing our business and aligning the long-term interests of our executives and stockholders. Specifically, as our production and profits increase, so does executive compensation. Conversely, if production and profits decrease, executive compensation may be less generous.

What are the elements and objectives of our executive compensation program?

     Our compensation program for executives consists of base salary, annual incentive awards, long-term incentive awards, and termination and change-in-control arrangements. Using these elements, the Compensation Committee (the "Committee") has designed our compensation program to prudently use our resources while meeting the following objectives:

     o attract and retain the talent that we believe is required to successfully execute our business strategy;
     o align the interests of our executives with the interests of our stockholders;
     o reinforce expectations of leadership and achievement, consistent with our values and our vision to be the best positioned, most trusted choice for engineering and professional services in the energy sector; and
     o provide a strong incentive to our executives to achieve their potential and our goals and long-term success.

How are executive compensation amounts determined?

     In determining target compensation levels for each executive, the Committee considers:

     o    total compensation amounts;
     o    market data;
     o    individual performance;
     o    corporate performance;
     o    compensation history; and
     o    internal equity.

     None of these factors are weighted, but are considered together.

Total Compensation Amounts

     In determining the individual compensation for ENGlobal's executives, the Committee considers the total compensation to be awarded to each executive (base salary, annual incentive awards, long-term incentive awards, and termination and change-in-control arrangements) and may exercise discretion in determining the portion allocated to the various components of total compensation. ENGlobal believes that the focus on total compensation provides the ability to align pay decisions with our short and long term business needs. This approach also allows for the flexibility needed to recognize differences in performance by providing differentiated pay.

Market Data

     Market data is a key consideration for the Committee. The Committee considers this data for general market movement and trends and the positioning of our executives relative to the market. The Committee reviewed and considered market data for a peer group composed of six other engineering and construction companies (Xanser Corporation, Michael Baker Corporation, Matrix Service Company, Tetra Tech, Inc., Willbros Group, and VSE Corporation). These companies were selected primarily because they are representative of the sector in which we operate. The group was chosen because of each company's relative leadership position in our sector, its relative size as measured by market capitalization, the relative complexity of the business, and the CEO's role and responsibilities.

     Market data for target total direct compensation (base salary, targeted annual incentive and expected value of long-term incentive awards) is developed to provide a broad market view. Each executive's position relative to the market data is reflective of his experience (both with us and with other organizations) and the other factors described below.

Individual Performance

     The Committee also considers individual performance, including achievement of individualized goals, current and potential impact on corporate performance, reputation, skills, experience, criticality and demonstration of our values as important factors. Our values are to:

     o    act with absolute integrity;
     o    provide superb service to our customers;
     o    collaborate with, support and respect our employees;
     o    embrace the entrepreneurial spirit;
     o    encourage a passion for excellence in everything we do; and
     o    operate in a safe and responsible manner.

     The format used for our executives' annual performance evaluations is the same as for all employees (except our Chief Executive Officer). See "What is the role of our executives in the compensation process?"

Corporate Performance

     Significant portions of our annual incentive awards and long-term incentive awards are tied to corporate and operational results, which must be measured to determine the level of payout. See "Why do we choose to pay each element?"

Compensation History

     In determining an executive's compensation, the Committee considers the base salary and the annual incentive payout history of each executive for the preceding four years. The Committee also considers each executive's equity holdings, including the date of any grants, the types of awards (stock options or cash), the vesting provisions, the expiration dates, the exercise prices, and the number of shares granted. The Committee reviews these historical awards in order to allocate an appropriate portion of executive compensation to retention value.

Internal Equity

     The Committee believes that the success of a company depends to a large extent on honest and ethical leadership and teamwork. Consequently, compensation among senior executives is roughly equivalent. However, some differences in levels of compensation among our executives exist because of differences in their roles and responsibilities and in the factors discussed above. The Committee does not use formulas in determining base compensation amounts, but is mindful of internal equity and the impact of perceived fairness related to its decisions. Bonuses are based on a formula tied to increases in earnings per share.

How does each element and our decisions regarding that element fit into our compensation program's objectives and affect other elements?

     The Committee believes that in order to achieve our compensation program's objectives, a significant portion of executive compensation should be composed of variable, at risk elements, with the majority of these elements being based on alignment with our stockholders and achievement of our long-term success. Base salaries attract and retain the talent we need to lead and grow our business. The Committee strives for a balanced and effective mix of elements, which are not weighted in any particular manner. We have no policies or formulas for allocating among different forms of pay.

     Mr. Coskey did not receive a salary increase in 2007 and elected not to participate in the 2007 Key Manager Incentive Plan. See "Annual Incentive Awards" below.

Why do we choose to pay each element?

Base Salary

     Base salary is paid in cash commensurate with the responsibilities of each individual's position, subject to adjustment by the Committee based on its annual review of the factors discussed under "How are executive compensation amounts determined?" The Committee believes the base salaries provide a competitive level of fixed compensation based on the individual's experience and performance as well as the position's market value. See "Summary Compensation Table" for amounts of 2007 base salaries.

Annual Incentive Awards

     Annual incentive awards are paid in cash and are tied to annual achievement against earnings per share results. The purpose of our annual incentive awards is to encourage superior performance on key corporate and employee metrics that are critical to our business. Under the Key Manager Incentive Plan, if the Company's adjusted earnings per share for a year, after subtracting all incentive compensation, exceeds adjusted earnings per share in the immediately preceding calendar year, the Company designates a bonus pool equal to $80,000 for each penny per share of earnings the Company makes which is above the prior year's earnings per share. However, for 2007, earnings per share were measured against 2005 earnings per share. The amount of the bonus pool under the Key Manager Incentive Plan is not permitted to exceed 12.50% of adjusted pre-tax, pre-bonus earnings (after adjusting for non-operating and non-recurring events) for the year for which the bonus is paid.

     Amounts in the bonus pool are distributed in the discretion of the Chief Executive Officer, after consultation with the Company's management, based on evaluations of each eligible participant, assessing factors such as financial performance, client satisfaction, and leadership. In addition, in the discretion of the Chief Executive Officer, an amount equal to 10% to 15% of the total bonus pool may be allocated for any employees exhibiting performance over and above requirements of their position, when their performance has resulted in the addition of new clients, an improvement in the Company's financial performance, the award of new projects, or other significant activities that reflect the Company's core values. A copy of the Key Manager Incentive Plan approved by the Board of Directors was previously filed with the SEC as Exhibit 10.43 to the Company's Form 8-K dated April 10, 2007.

Long-Term Incentive Awards

     The long-term incentive awards are equity-based awards to align our executives' interests with those of our stockholders. These awards are designed to retain our executives and to provide them continued motivation to achieve our long-term success. In selecting recipients for equity grants and in determining the size of such grants, we consider various factors, including:

     o our achievements, financial performance and financial ratios, including revenues, operating income, and earnings per share;
     o Company and individual performance, both on an absolute basis in terms of growth over prior year performance, and against pre-established performance goals;
     o compensation paid by companies of comparable size in businesses similar to our business;
     o    the executive's level of responsibility; and
     o    the executive's contributions in support of our strategies.

     The structure of our long-term incentive awards reflects the Committee's view that the purpose of the executive's equity compensation should strengthen alignment with stockholders, provide incentives tied to our performance and serve as a retention vehicle. Performance-based cash awards are primarily a stockholder alignment tool, as they are earned or vested upon the achievement of a key performance metric, earnings per share. Time-based Common Stock options can be retentive and they create stockholder alignment because their value increases as our stock price increases. The weighting of the long-term incentive award vehicles is reflective of the Committee's goal to have a balanced and effective mix of cash and equity elements.

     In 2007, the Committee did not award any long-term incentive awards to any of its Named Executive Officers.

Employment Agreements; Termination and Change-in-Control Arrangements

     Messrs. Coskey and Raiford are each a party to a written employment agreement (the "Employment Agreements") with ENGlobal. Messrs. Patton and Kelley do not currently have an employment agreement, but both have agreed to continue their employment with the Company without an employment agreement, subject to Texas "at-will" employment law. Mr. Patton was formerly a party to an employment agreement with the Company, which expired on February 7, 2008. Mr. Burrow was also a party to an employment agreement with the Company prior to his resignation on April 2, 2007. The Employment Agreements provide for an annual base salary, subject to discretionary increases by the Board of Directors, and other compensation in the form of cash bonuses, incentive compensation, stock options, stock appreciation rights, and restricted stock awards. Additionally, the executives receive health, life, and other insurance benefits in accordance with the terms of the Company's benefit plans, and the Company provides management level support services and reimbursement for specified business expenses. Copies of the Employment Agreements are on file with the SEC as Exhibits 10.39 and 10.41, respectively, to the Company's Form 10-K/A for the fiscal year ended December 31, 2006.

     The Employment Agreements provide for severance payments and benefits in the case of termination of employment. If employment ends because of death, the Company will pay any accrued but unpaid salary, additional compensation, and other benefits earned up to that date. In the case of disability, salary and benefits would generally be maintained by the Company on behalf of the disabled executive for up to six months of disability and for a period of six months following the date of termination, and the executive would receive health and life insurance benefits in accordance with the terms of the Company's benefit plans during that period. At the Company's option, severance payments and full benefits may be extended for an additional six-month period following the initial period of severance for disability.

     If the Company terminates an executive's employment for "cause," as defined in the Employment Agreements, the Company will pay any accrued but unpaid salary, additional compensation, and other benefits earned up to the effective date of termination. If the Company terminates an executive's employment without "cause," as defined in the employment agreement, the Company will continue to pay him for a period of six months following the date of termination and, at the Company's option, severance payments and full benefits may be extended for an additional six-month period following the initial severance period. See "Executive Compensation Tables - Severance."

     The Employment Agreements include a covenant not to compete following termination of employment for a period of up to one year as well as confidentiality provisions as are customary in nature and scope, for such agreements.

     The terms of the Employment Agreements were set through the course of arms-length negotiations with the executives. As part of these negotiations, the Committee analyzed the terms of the same or similar arrangements for comparable executives employed by some companies in our peer group. The Committee used this approach in setting the amounts payable and the triggering events under the Employment Agreements. The Employment Agreements' termination of employment provisions were entered into in order to address competitive concerns by providing the executives with a fixed amount of compensation that would offset the potential risk of foregoing other opportunities. At the time of entering into the Employment Agreements, the Committee considered ENGlobal's aggregate potential obligations in the context of retaining the executive and his expected compensation.

     In addition, Messrs. Burrow, Raiford, and Patton are parties to an option pool agreement with Alliance 2000, Ltd. ("Alliance"), a Texas limited partnership beneficially owned and controlled by our Chief Executive Officer. Under the option pool agreement, options to acquire shares of ENGlobal's common stock owned by Alliance were granted to Messrs. Burrow, Raiford, and Patton. These options vest and become exercisable upon a change of control of the Company. This arrangement, which was entered into in connection with the merger of Industrial Data Systems Corporation (ENGlobal's predecessor) with Petrocon Engineering, Inc. ("Petrocon"), was intended to provide an incentive to certain key employees of the Company and Petrocon to remain in the Company's service after the merger. The Alliance option pool agreement is scheduled to expire in December 2011.

Executive Perquisites

     We do not provide substantial personal benefits or perquisites. The current executive officers, including those who are Named Executive Officers (as defined in Item 402(a)(3) of Regulation S-K), are eligible to receive an executive vehicle/auto allowance perquisite having an annual value of up to $9,000. See "Summary Compensation Table."

Other Compensation

     From time to time, we make available to employees and executives certain other fringe benefits. We may provide club memberships, tickets to sporting or cultural events, tickets to community events, etc. To the extent that such items are taxable to the individual, they are considered to be part of the individual's compensation package. Other benefits provided to our executives are generally available to all employees, such as medical, dental, life, short-term disability, and long-term disability insurances, personal leave benefits, reimbursement for an annual physical exam, and Company matching contributions to the ENGlobal Corporation 401(k) Plan equal to 50% of regular employee contributions up to 6% of employee compensation. See "Summary Compensation Table."

What is the role of our executives in the compensation process?

     Our Chief Executive Officer has access to the internal and external compensation information described above, including each executive's annual performance review. Using that information, our Chief Executive Officer makes recommendations to the Committee regarding the compensation of our other executives. The Committee independently reviews the data and makes its own determinations for our executives. The Committee is comprised of all of the Non-Employee Directors; each of whom is able to provide his views of the Chief Executive Officer's performance and compensation. The Committee has not historically engaged or retained any outside advisors or consultants with respect to executive or director compensation.

What are our equity and security ownership requirements?

     We encourage stock ownership by executives through the use of equity awards.

When are awards granted and base salaries approved?

     Each year, the Committee approves our executives' base salaries, payout of annual incentive awards for the prior year, and annual and long-term incentive awards for the current year at its first regular quarterly meeting (generally in March or April). Any awards for newly hired executives are granted at the next regularly scheduled Committee meeting. Offers to executive candidates are reviewed with the Committee prior to being made. Any equity awards included in an offer are subject to the Committee's approval.

     Our executives do not have any role in establishing the timing of grants or vesting of stock options. We do not have any program, plan or practice to time grants of equity or equity-based awards in coordination with the release of material non-public information and we do not set grant dates to new executives in coordination with the release of such information. We have not timed, and do not intend to time, our release of material non-public information for the purpose of affecting the value of executive compensation.

Does the accounting and tax treatment of a particular form of compensation impact the form and design of awards?

     The Committee considers tax, tax deductibility and accounting treatment of various compensation alternatives. However, these are not typically driving factors. The Committee may approve non-deductible compensation arrangements if it believes they are in the best interests of the Company and its stockholders taking into account several factors, including our ability to utilize the deduction based on projected taxable income.

                          Compensation Committee Report

     The information contained in this Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" or incorporated by reference in future filings with the SEC, or to be subject to the liabilities of
Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

     The Compensation Committee oversees the compensation plans, policies and programs of ENGlobal on behalf of the Board of Directors. In performing its oversight function, the Compensation Committee reviewed and discussed with management the Compensation Discussion & Analysis prior to its inclusion in this proxy statement. Based on these reviews and discussions, the Compensation
Committee recommended to the Board, and the Board approved, that the Compensation Discussion & Analysis be included in this proxy statement.

     The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors.


                               Compensation Committee of the Board of Directors,
                                                      David C. Roussel, Chairman
                                                                   David W. Gent
                                                                 Randall B. Hale

                                                                  April 25, 2008

                          Executive Compensation Tables

         Summary Compensation Table

         As of December 31, 2007, the following table sets forth information regarding compensation earned during the last fiscal year by the Named Executive
Officers.

                                              Salary                 Option Awards      All Other
    Name and Principal Position      Year       ($)     Bonus ($)       ($)(1)      Compensation ($)(2)  Total ($)
    ---------------------------      ----       ---     ---------       ------      -------------------  ---------

W.A. Coskey ~ Chairman and CEO       2007    $245,000         --          --             $ 23,980        $268,980
M.L. Burrow ~ Former President and   2007    $316,250         --          --             $ 19,370        $335,619
     CEO(3)
R.W. Raiford ~ Treasurer & CFO       2007    $245,000   $ 65,000          --             $ 23,545        $333,543
M.M. Patton ~ SVP, Business          2007    $210,000   $ 60,000          --             $ 23,884        $293,881
Development
R.D. Kelley ~ SVP, Corporate         2007    $160,000   $ 40,000          --             $ 21,398        $221,398
Services
------------------------

(1) For a description of certain assumptions made in the valuation of stock option awards, see Note 2 to the Company's audited consolidated financial statements, included in the Company's Form 10-K for the fiscal year ended
     December 31, 2007, filed with the SEC on March 28, 2007.
(2) Consists of benefits relating to the Executive Benefits Policy, including medical, dental, life, short-term disability, and long-term disability insurances. Also includes personal leave benefits and reimbursement for the executive's annual physical exam and Company matching contributions to the ENGlobal Corporation 401(k) Plan equal to 50% of regular employee contributions up to 6% of employee compensation. The current executive officers, including those who are Named Executive Officers (as defined in Item 402(a)(3) of Regulation S-K), are eligible to receive an executive vehicle/auto allowance perquisite having an annual value of up to $9,000.
(3)  Mr. Burrow resigned as President and Chief Executive Officer of the Company
     May 18, 2007 and April 2, 2007, respectively.

     Severance

     The following table sets forth benefits payable to the Named Executive
Officers upon the occurrence of a change in control of the Company, or the termination of employment (without cause), death or permanent disability of the Named Executive Officers. The information in the table assumes that the subject event took place on December 31, 2007 and that the price per share of the Company's Common Stock is $11.36, the closing price on NASDAQ on December 31,
2007.

                                       20

                                               Termination                                        Change in
                    Name                      without Cause           Death         Disability     Control
                    ----                      -------------           -----         ----------     -------

  W.A. Coskey ~ Chairman and CEO Compensation:
       Severance(1).......................       $122,500              --           $122,500               --
     Benefits and Perquisites:
       Health/Dental/Medical(2)...........         $8,080              --             $8,080               --

  M.L. Burrow ~ Former President and CEO(3)
     Compensation:
       Severance..........................       $118,594              --           $118,594               --
       Stock Options......................             --              --                 --      $711,750(4)
       (Unvested and Accelerated)
     Benefits and Perquisites:
       Health/Dental/Medical..............         $8,212              --             $8,212               --

  R.W. Raiford ~ Treasurer & CFO
     Compensation:
       Severance..........................       $122,500              --           $122,500               --
       Stock Options......................             --              --                 --      $945,750(5)
       (Unvested and Accelerated)
     Benefits and Perquisites:
       Health/Dental/Medical..............         $7,645              --             $7,645               --

  M.M. Patton ~ SVP, Business Development(6)
     Compensation:
       Severance..........................       $105,000              --           $105,000               --
       Stock Options......................             --              --                 --       585,000(7)
       (Unvested and Accelerated)
     Benefits and Perquisites:
       Health/Dental/Medical..............         $7,984              --             $7,984               --

  R.D. Kelley ~ SVP, Corporate Services
     Compensation:........................             --              --                 --               --
     Benefits and Perquisites:............             --              --                 --               --

--------------------------------
(1)  Pursuant to Employment Agreement, if executive's employment is terminated for any reason other than (i) for cause, as defined in the Employment
     Agreement, (ii) voluntary resignation, or (iii) his death, then for a period of six months following the date of termination of employment the
     Company shall continue to pay to the executive his monthly salary. Amount in table based on base salary at December 31, 2007.
(2)  Pursuant to Employment Agreement, if executive's employment is terminated for any reason other than (i) for cause, as defined in the Employment
     Agreement, (ii) voluntary resignation, or (iii) his death, then for a period of six months following the date of termination of employment the
     Company shall continue to include the executive and his dependents under the coverage of all group health, medical and dental insurance plans and policies.
(3)  Mr. Burrow resigned as President and Chief Executive Officer of the Company
     May 18, 2007 and April 2, 2007, respectively. The Company entered into a
     Separation Agreement and Release with Mr. Burrow, providing for severance payments equal to his current salary for a period of up to one year following the date of his retirement. In addition, Mr. Burrow's health, medical, and dental insurance policies will remain in effect for the one-year period following the date of his retirement.
(4)  In connection with the Separation Agreement and Release, the Company, Mr.
     Burrow, and Alliance 2000, Ltd. ("Alliance"), a partnership controlled by
     Mr. Coskey and Hulda Coskey, entered into a Second Amended and Restated
     Alliance 2000, Ltd. Stock Option Agreement. Under the amended agreement,
     Mr. Burrow's option to acquire shares from Alliance did not expire on his retirement, but rather will remain in existence until December 20, 2011. In exchange, Mr. Burrow agreed to certain covenants, including non-competition and non-interference covenants. Includes options valued at $711,750, issued by Alliance, which vest upon a change in control of the Company and are exercisable only under certain conditions set forth in the Option Pool
     Agreement between the Company and Alliance. The strike price of the
     Alliance options was $1.95 as of December 31, 2007.
(5)  Includes options valued at $945,750, issued by Alliance, which vest upon a change in control of the Company and are exercisable only under certain conditions set forth in the Option Pool Agreement between the Company and
     Alliance.The strike price of the Alliance options was $1.95 as of December
     31, 2007.
(6)  Mr. Patton's Employment Agreement expired on February 7, 2008.
(7)  Includes options valued at $948,520, issued by Alliance, which vest upon a change in control of the Company and are exercisable only under certain conditions set forth in the Option Pool Agreement between the Company and
     Alliance. The strike price of the Alliance options was $1.95 as of December
     31, 2007.

                                       21

     Grants of Plan Based Awards

     There were no grants of an equity-based awards during 2007 to the individuals named in the Summary Compensation Table above.

     Outstanding Equity Awards at Year End

     As of December 31, 2007, the following table sets forth information regarding outstanding equity awards held by the individuals named in the Summary
Compensation Table above.

                                                                                 Option      Option
                                                                                Exercise   Expiration
                                           Number of Securities Underlying       Price        Date
         Name and Position                      Unexercised Options (#)         --------   ----------
         -----------------                 -------------------------------        ($)
                                           Exercisable       Unexercisable      --------
                                           -----------       -------------

W.A. Coskey ~ Chairman and CEO (1)                --                --               --            --
M.L. Burrow ~ Former President and CEO       365,000  (2)           --               --            --
R.W. Raiford ~ Treasurer & CFO               175,000                --            $6.83     12/4/2016
R.W. Raiford ~ Treasurer & CFO                 4,034                --            $0.96    10/24/2010
R.W. Raiford ~ Treasurer & CFO                10,424                --            $0.96    10/31/2010
R.W. Raiford ~ Treasurer & CFO               485,000  (3)           --               --            --
M.M. Patton ~ SVP, Business Development       20,000                --            $1.25    12/13/2009
M.M. Patton ~ SVP, Business Development       40,000                --            $2.05     3/25/2014
M.M. Patton ~ SVP, Business Development       48,000  (4)       32,000           $11.97     4/17/2016
M.M. Patton ~ SVP, Business Development      300,000  (5)           --               --            --
R.D. Kelley ~ SVP, Corporate Services             --                --               --            --

------------------------------
(1)  Mr. Coskey is a general partner of Alliance. Mr. Coskey beneficially owns
     2,600,000 shares that are subject to an Option Pool Agreement pursuant to which options to acquire shares of the Company's Common Stock that is owned by Alliance have been granted to certain employees of ENGlobal and its subsidiaries.
(2)  Mr. Burrow resigned as President and Chief Executive Officer of the Company
     May 18, 2007 and April 2, 2007, respectively. Includes options to acquire
     365,000 shares of Common Stock at exercise prices ranging from $1.56 to
     $3.81 per share which become vested and are exercisable only under certain conditions set forth in the Option Pool Agreement between the Company and
     Alliance.
(3)  Includes options to acquire 485,000 shares of Common Stock at exercise prices ranging from $1.56 to $3.81 per share which become vested and are exercisable only under certain conditions set forth in the Option Pool
     Agreement between the Company and Alliance.
(4)  The option vests as follows: 20% on date of grant and four equal annual installments of 20% each beginning on December 31, 2007. Consists of options to acquire 80,000 shares of Common Stock granted pursuant to the
     ENGlobal Corporation 1998 Incentive Plan.
(5)  Includes options to acquire 300,000 shares of Common Stock at exercise prices ranging from $1.56 to $3.81 per share which become vested and are exercisable only under certain conditions set forth in the Option Pool
     Agreement between the Company and Alliance.

     Option Exercises and Stock Vested

     As of December 31, 2007, the following table sets forth information regarding outstanding equity awards held by the individuals named in the Summary
Compensation Table above.

         Name and Position                 Number of Shares      Value
         -----------------                   Acquired on      Realized on
                                             Exercise (#)     Exercise ($)
                                             ------------     ------------
W.A. Coskey ~ Chairman and CEO                    --               --
M.L. Burrow ~ Former President and CEO        20,000          $80,800  (1)
R.W. Raiford ~ Treasurer & CFO                    --               --
M.M. Patton ~ SVP, Business Development           --               --
R.D. Kelley ~ SVP, Corporate Services             --               --

----------------------------
(1)  Mr. Burrow resigned as President and Chief Executive Officer of the Company
     May 18, 2007 and April 2, 2007, respectively. He exercised 20,000 options on February 28, 2007 at a strike price of $2.05. The market closing price on February 28, 2007 was $6.09.

                                       22

Review of and Conclusion Regarding All Components of Executive Compensation

     Based on our performance during the past several years, and in light of our executives' efforts in directing the Company, the Compensation Committee and the Board have determined that the compensation paid to Mr. Coskey, as well as compensation paid to our other Named Executive Officers, serves the best interests of our stockholders and continues to emphasize programs that the Compensation Committee and the Board believe positively affect stockholder value.

                              DIRECTOR COMPENSATION

     As of December 31, 2007, the following table discloses cash and equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company's Non-employee Directors during the last fiscal year.

   Name            Fees Earned or Paid in Cash   Option Awards         Total
   ----            ---------------------------   -------------         -----
                                ($)                ($)(1)(2)

Mr. Hale                      $36,000               $327,409          $363,409
Mr. Gent                      $32,000               $327,409          $359,409
Mr. Roussel                   $32,000               $327,409          $359,409

------------------------
(1) This column shows the amount that the Company expensed during 2007 under SFAS 123R for all outstanding stock option awards and includes compensation cost recognized in the financial statements with respect to awards granted in previous fiscal years and in 2007.
(2) There were 50,000 options granted to each director on June 14, 2007 pursuant to the ENGlobal Corporation 1998 Incentive Plan, as director compensation. Options vest 25% quarterly on each of September 14, 2007, December 14, 2007, March 14, 2008, and June 14, 2008. The market closing price (exercise price) on June 1, 2007 was $10.93. The grant date fair value of options issued to each director during 2007 was $352,787. The exercise price of the options has been less than the fair market value for significant periods of time since their issuance.

     The principal objectives of our director compensation programs are to compensate the directors for time spent on the Company's behalf, to ensure long-term retention of the directors and to align the directors' compensation programs with long-term value to the Company's stockholders. We attempt to accomplish these objectives in an economical manner through a combination of reasonable director retainer fees and option grants to the directors.

     Our Non-employee Directors, Messrs. Gent, Hale and Roussel, receive a retainer of $32,000 per year. Non-employee Directors are also eligible for reimbursement of travel and other miscellaneous expenses associated with attendance at Board of Directors and Committee meetings. The chairman of the Audit Committee, Mr. Hale, receives an additional $4,000 per year.

     In addition, under the Company's 1998 Incentive Plan, Non-employee Directors are eligible to receive non-statutory stock options. In 2008, Non-employee Directors will each receive options to acquire 50,000 shares of the Company's Common Stock, with a quarterly vesting schedule, for their service to the Company during 2008-2009. We anticipate that the options will be granted on June 19, 2008, will fully vest on June 19, 2009, and will expire on June 19, 2019.

     The Board considers the director compensation programs to be in conformity with industry standards and to be reasonable by comparison to directors' compensation at the comparable companies that we used for our evaluation of executive compensation.

                                  AUDIT MATTERS

Report of the Audit Committee

     The information contained in this Report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" or incorporated by reference in future filings with the SEC, or to be subject to the liabilities of
Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

     In accordance with its written charter, the Audit Committee assists the Board in, among other things, oversight of our financial reporting process, including the effectiveness of our internal accounting and financial controls and procedures, and controls over our accounting, auditing, and financial reporting practices. A copy of the Audit Committee Charter is attached as Appendix A and is available on our website at www.englobal.com.

     Our Board of Directors has determined that all three members of the Committee are "independent" based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules and regulations.

     Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, our system of internal controls, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Our independent auditors are responsible for auditing the financial statements. The Audit Committee's responsibility is to monitor and review these processes and procedures. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and we are not professionals in those fields. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management that the financial statements have been prepared with integrity and objectivity and on the representations of management and the opinion of the independent auditors that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

     During fiscal 2007, the Audit Committee held seven meetings. The Audit Committee's meetings were conducted so as to encourage communication among the members of the Audit Committee, management, and our independent auditors, Hein & Associates, LLP. Among other things, the Audit Committee discussed with our internal and independent auditors the overall scope and plans for ENGlobal's audits. The Audit Committee met separately with the independent auditors, with and without management, to discuss the results of their examinations and their observations and recommendations regarding our internal controls. The Audit Committee also discussed with our independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees."

     The Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2007 with management and our independent auditors. Management's discussions with the Audit Committee included a review of critical accounting policies.

     The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between us and our auditors that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee has reviewed and approved the amount of fees paid to Hein & Associates for audit and non-audit services. The Audit Committee concluded that the provision of services by Hein & Associates is compatible with the maintenance of Hein & Associates' independence.

     At four of its meetings during 2007, the Audit Committee met with members of senior management and the independent auditors to review the certifications provided by the Chief Executive Officer and Chief Financial Officer under the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC and the overall certification process. At these meetings, Company officers reviewed each of the Sarbanes-Oxley certification requirements concerning internal control over financial reporting and any fraud, whether or not material, involving management or other employees with a significant role in internal control over financial reporting.

     Based on the above-mentioned review and discussions with management, the internal auditors, and the independent auditors, and subject to the limitations on our role and responsibilities described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

                                      Audit Committee of the Board of Directors,
                                                       Randall B. Hale, Chairman
                                                             David W. Gent, P.E.
                                                                David C. Roussel

                                                                  April 25, 2008

                             Principal Auditor Fees

     The Audit Committee has appointed Hein & Associates, LLP as ENGlobal's independent auditors for the fiscal year ended December 31, 2008.
Representatives of Hein & Associates are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     The following table shows the fees paid or accrued by ENGlobal for the audit and other services provided by Hein & Associates for fiscal 2007 and 2006.

                                            2007       2006(1)
                                          --------   --------

                   Audit Fees             $502,048   $247,805
                   Audit-Related Fees           --         --
                   Tax Fees                     --         --
                   All Other Fees               --         --
                                          --------   --------
                                  Total   $502,048   $247,805
                                          ========   ========

     (1) Corrected numbers for audit fees, audit-related fees and all other fees reported in the 2007 Proxy Statement for fiscal year 2006.

     As defined by the SEC, (i) "audit fees" are fees for professional services rendered by the company's principal accountant for the audit of the company's annual financial statements and review of financial statements included in the company's Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) "audit-related fees" are fees for assurance and related services by the company's principal accountant that are reasonably related to the performance of the audit or review of the company's financial statements and are not reported under "audit fees;" (iii) "tax fees" are fees for professional services rendered by the company's principal accountant for tax compliance, tax advice, and tax planning; and (iv) "all other fees" are fees for products and services provided by the company's principal accountant, other than the services reported under "audit fees," "audit-related fees," and "tax fees." Hein & Associates was paid audit-related and other fees for assisting the Company with its SEC comment letter response process.

     Under applicable SEC rules, except for the ability to designate a portion of this responsibility as described below, the full Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to ensure that they do not impair the auditors' independence from ENGlobal. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting. The SEC's rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee's responsibility for administration of the engagement of the independent auditors.

     Consistent with the SEC's rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to ENGlobal or any of its subsidiaries, except that the Audit Committee Chairman has the right to approve up to $25,000 of services in any year. During 2007, all fees were preapproved by the Audit Committee.

                                  OTHER MATTERS

     To the best of the knowledge, information and belief of the directors, there are no other matters which are to be acted upon at the Annual Meeting. If such matters arise, the form of proxy provides that discretionary authority is conferred on the designated persons in the enclosed form of proxy to vote with respect to such matters.

     The Company has received no notice of any other items to be submitted for consideration at the meeting and, except for reports of operations and activities by management, which are for informational purposes only and require no approval or disapproval, and consideration of the minutes of the preceding annual meeting for approval, which may involve technical corrections to the text where actions taken were incorrectly recorded, but which require no action of approval or disapproval of the subject matter, management neither knows of nor contemplates any other business that will be presented for action by the stockholders at the meeting. If any further business is properly presented at the meeting, the persons named as proxies will act in their discretion on behalf of the stockholders they represent.

                         STOCKHOLDER PROPOSALS FOR 2009

     The 2009 Annual Meeting of Stockholders is expected to be held in June 2009. The Company must receive by January 1, 2009 any stockholder proposal intended to be presented at the next annual meeting of stockholders for inclusion in the Company's proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, including Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials. Proposals should be delivered to ENGlobal Corporation, 654 N. Sam Houston Parkway E., Suite 400, Houston, Texas 77060-5914, Attention: Corporate Secretary, prior to the specified deadline.

     SEC rules and regulations provide that if the date of the Company's 2009 Annual Meeting is advanced or delayed more than 30 days from the date of the 2008 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2009 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2009 Annual Meeting. The Company will disclose such a change in the earliest possible Quarterly Report on Form 10-Q, upon determination by the Company that the date of the 2009 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2008 Annual Meeting. If you intend to present a proposal at our 2009 Annual Meeting, but you do not intend to have it included in our 2009 proxy statement, your proposal must be delivered to the Secretary of ENGlobal no later than March 25, 2009.

                          ANNUAL REPORT TO STOCKHOLDERS

     We are furnishing our annual report to our stockholders over the Internet. You may read, print and download our annual report at http://www.proxyvote.com. You may request the annual report be sent to you by mail or email by following the instructions on the notice of internet availability mailed to you on May 9, 2008. The annual report may also be read, downloaded and printed at www.englobal.com.

                       APPROVAL OF THE BOARD OF DIRECTORS

     The contents of this Proxy Statement have been approved by the Board of Directors, and the Board of Directors has authorized the mailing of this Proxy Statement to the stockholders of the Company.

                                          By Order of the Board of Directors,


                                          /s/ Natalie S. Hairston

                                          Natalie S. Hairston
                                          Chief Governance Officer and Corporate
                                          Secretary

Houston, Texas
April 29, 2008

                                                                      Appendix A

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                              ENGLOBAL CORPORATION

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                                     GENERAL

     The Committee's purpose is to oversee the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation. The Committee shall oversee the audit efforts of the Corporation's independent accountants and any internal auditors employed by the Corporation and, in that regard, shall take such actions as it may deem necessary to satisfy itself that the Corporation's auditors are independent of management. It is the objective of the Committee to maintain free and open means of communications among the Board, the independent accountants, any internal auditors employed by the Corporation, and the financial and senior management of the Corporation.

                                   COMPOSITION

     The Audit Committee shall consist of three or more directors as determined by the Board, each of whom is determined by the Board to be "independent" under
Section 10A(m)(3) of the Securities Exchange Act of 1934, the rules of the NASDAQ Stock Market, and the rules and regulations of the SEC.

     All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee. "Financial literacy" shall be determined by the Board in the exercise of its business judgment, and shall include a working familiarity with basic finance and accounting practices. At a minimum, all members of the Committee must be able to read and understand fundamental financial statements, including the Corporation's balance sheet, income statement, and cash flow statement or become able to do so within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee must be a financial expert as such term is defined by the SEC. Committee members, are encouraged to enhance their understanding of finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant or firm.

     The members of the Committee are to be elected by the Board upon the recommendation of the Nominating/Corporate Governance Committee and shall serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board upon the recommendation of the Nominating/Corporate Governance Committee, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Chair will chair all regular sessions of the Audit Committee and set the agenda for Audit Committee Meetings.

                                    MEETINGS

     The Committee shall hold regular meetings as may be necessary, but no less than once per quarter, and special meetings as may be called by the Chairman of the Committee. As part of its job to foster open communication, the Committee should meet regularly with each of management, the principal internal auditor of the Corporation, and the independent accountants in separate executive sessions to discuss any matters that the Committee or either of these groups believe should be discussed privately. In addition, the Committee or its Chair should meet with the independent accountants and management quarterly to review the Corporation's financial statements.

     The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

     The Committee Chairman should consult with management in the process of establishing agendas for Committee meetings.

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     The Committee shall maintain and submit to the Board copies of minutes of each meeting of the Committee, and each written consent to action taken without a meeting, reflecting the actions so authorized or taken by the Committee since the preceding meeting of the Board. A copy of the minutes of each meeting shall be placed in the Corporation's minute book.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the outside auditing firm. In this regard, the Audit Committee shall have the sole authority to (A) appoint and retain, (B) determine the funding for, and (C) when appropriate, terminate, the outside auditing firm, which shall report directly to the Committee. The Committee will be responsible for resolving any disputes between the independent accountants and the Corporation's management.

                           RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/Reports Review
------------------------

1. Review and assess the adequacy of this Charter at least annually, and otherwise as conditions dictate.

2. Review the results of the year-end audit of the Corporation, including (as applicable):

     o the audit report, the published financial statements, the management representation letter, the "Memorandum Regarding Accounting Procedures and Internal Control" or similar memorandum prepared by the Corporation's independent auditors, any other pertinent reports and management's responses concerning such memorandum;
     o the qualitative judgments of the independent auditors about the appropriateness, not just the acceptability, of accounting principle and financial disclosure practices used or proposed to be adopted by the Corporation and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates;
     o    the methods used to account for significant unusual transactions;
     o the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
     o management's process for formulating sensitive accounting estimates and the reasonableness of these estimates;
     o    significant recorded and unrecorded audit adjustments;
     o any material accounting issues among management, members of the Corporation's internal auditing department and the independent auditors; and
     o other matters required to be communicated to the Committee under generally accepted auditing standards, as amended, by the independent auditors.

3. Review with financial management and the independent accountants the Corporation's filings with the Securities and Exchange Commission on Form 10-Q and Form 10-K prior to their filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

4. Review with management and the Corporation's independent auditors such accounting policies (and changes therein) of the Corporation, including any financial reporting issues which could have a material impact on the Corporation's financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body.

Independent Accountants
-----------------------

5. Approve in advance all audit, review or attest engagements required under the securities laws to be provided by the outside auditing firm, including fees and terms.

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6.   Establish policies and procedures for the engagement of the outside auditing firm to provide permissible non-audit services, which shall require pre-approval by the Committee (other than with respect to de minimis exceptions described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). Ensure that approval of non-audit services are disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act.

7. The authority to grant pre-approval of audit and non-audit services may be delegated to one or more designated members of the Committee who are independent directors. Any such delegation shall be presented to the full Audit Committee at its next scheduled meeting.

8. Review, at least annually, a report by the outside auditor describing (i) the firm's internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the last five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (iii) all relationships between the independent auditor and the Corporation.

9. In connection with the report review described in the previous paragraph, review and evaluate the lead partner of the outside auditor and present to the Board Committee conclusions with respect to the qualifications and performance of the outside auditing firm.

10. Consider, at least annually, the independence of the outside auditing firm, including whether the outside auditing firm's performance of permissible non-audit services is compatible with the auditor's independence; obtain and review the report by the outside auditing firm describing any relationships between the outside auditing firm and the Corporation referred to in paragraph four above or any relationships between the outside auditing firm and the Corporation or any other relationships that may adversely affect the independence of the auditor; discuss with the outside auditing firm any disclosed relationship or services that may impact the objectivity and independence of the auditor; and present to the Board the Committee's conclusions with respect to the independence of the outside auditing firm.

11.  Ensure rotation of the audit partners as required by law.

12. Establish policies for the hiring of employees and former employees of the outside auditing firm.

Financial Reporting Processes
-----------------------------

13. Review the adequacy and effectiveness of the organization's disclosure controls and procedures and management reports thereon.

14. Review disclosures made to the Committee by the Corporation's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation's internal controls.

15. Consider the independent accountant's judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

16. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

17. Establish regular and separate reporting to the Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

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18.  Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

19. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

20. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

21. Discuss and review earnings press releases, including the type and presentation of information to be included in earnings press releases, in particular the use of "pro forma" or "adjusted" non-GAAP information.

22. Review with management and the independent auditors any reportable conditions and material weaknesses affecting internal control.

23. Receive periodic reports from the Corporation's independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board or the SEC or other regulatory body, or any other significant accounting or financial reporting related matters that may have a bearing on the Corporation.

24.  Prepare a report annually which states, among other things, whether:

     o the Committee has reviewed and discussed with management and independent auditors the audited financial statements to be included in the Corporation's Annual Report on Form 10-K;
     o the Committee has discussed with the Corporation's independent auditors the matters that the auditors are required to discuss with the Committee by Statements on Auditing Standard No. 61, (as it may be modified or supplemented) and SEC rules;
     o the Committee has determined that the Corporation's outside auditors are "independent" under SEC and NASDAQ Stock Market rules; and
     o based on the review and discussions described in subsections (i), (ii) and (iii) above, the Committee has recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Ethical and Legal Compliance
----------------------------

25. Establish, review and update periodically a Code of Conduct that applies to the Corporation's employees and directors and ensure that management has established a system to enforce this Code. The Code must be publicly available and waivers for executive officers and directors granted and disclosed in accordance with applicable law.

26. Review with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

27. Meet annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation.

28. Review and approve, if the duty is not delegated to a comparable body of the Board, all related party transactions in accordance with the regulations of the NASDAQ Stock Market and other applicable law.

29. Obtain from the independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934.

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30.  Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

31. Perform any other activities consistent with this Charter, the Corporation's bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

Outside Advisors
----------------

     The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Audit Committee in the performance of its duties. The Audit Committee shall have sole authority to approve related fees and retention terms.

     With respect to the duties and responsibilities listed above, the Committee should:

     o    Report regularly to the Board on its activities, as appropriate;
     o Exercise reasonable diligence in gathering and considering all material information;
     o Understand and weigh alternative courses of conduct that may be available;
     o Focus on weighing the benefit versus harm to the Corporation and its stockholders when considering alternative recommendations or courses of action;
     o If the Committee deems it appropriate, secure independent expert advice and understand the expert's findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and
     o Provide management, the Corporation's independent auditors, and any internal auditors employed by the Corporation with appropriate opportunities to meet privately with the Committee.

                                      * * *

     While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of management and the outside auditor.


                                 Adopted by Resolution of the Board of Directors
                                                                  March 12, 2008









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                                    ENGlobal

                                   PROXY CARD
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints William A. Coskey and Robert W. Raiford, either of them, jointly and severally, with power of substitution, to represent and to vote as designated all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of ENGlobal Corporation, to be held at the Downtown Club at Plaza, 910 Louisiana St., 49th Floor, Houston, Texas on Thursday, June 19, 2008 at 10:00 a.m., local time, or any adjournment thereof.

1. Election of directors.

   a. William A. Coskey, P.E.                   c. Randall B. Hale
   b. David W. Gent, P.E.                       d. David C. Roussel

           |_| FOR                 |_| AGAINST            |_| ABSTAIN

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE THE NOMINEE'S NAME.

|_| If you plan to attend the Annual Meeting, please check here.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES TO ENGLOBAL'S BOARD OF DIRECTORS AND FOR THE APPROVAL TO AMEND ENGLOBAL'S 1998 INCENTIVE PLAN.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

Please sign exactly as name appears hereon and date. If the shares are jointly held, each holder should sign. When signing as an attorney, executor, administrator, trustee, or as an officer signing for a corporation, please give full title under signature.

____________________________________                 Date: _______________

____________________________________                 Date: _______________
Signatures of Stockholder(s)



(PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE)